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                                                                     EXHIBIT 5

                                August 13, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

As General Counsel of Monsanto Company, a Delaware Corporation having its general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (the "Company"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, covering 75,000 shares of common stock, $2 par value per share, of Monsanto Company ("Common Stock") authorized for delivery to certain non-employee directors of the Company upon or following termination of each such director's service to the Company under the Monsanto Company Non-Employee Director Deferred Compensation Plan (the "Plan"). The Plan, which authorizes delivery of the 75,000 shares, was approved by the Company's Board of Directors by unanimous written consent effective as of August 4, 1997.

I am also familiar with the Company's Restated Certificate of Incorporation and its By-Laws as now in effect, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed delivery of 75,000 shares of Common Stock thereunder.

It is my opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plan, including the proposed delivery of up to 75,000 shares of Common Stock thereunder, has been duly authorized by appropriate corporate action of the Company; and that the aforesaid 75,000 shares of Common Stock, when delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith. I further consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in said Registration Statement. My consent to the reference to Company counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ R. WILLIAM IDE III

                                          R. William Ide III
                                          General Counsel
                                          Monsanto Company